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                                                               EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS



The Shareholders and Board of Directors
Thomas & Betts Corporation:

We consent to incorporation by reference in the Registration Statements
(No. 33-1403 and No. 33-1404) on Form S-8 and in the Registration Statements (No. 33-44153 and No. 33-64957) on Form S-3 of Thomas & Betts Corporation of our reports dated February 8, 1996, relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 31, 1995 and January 1, 1995 and the related consolidated statements of earnings, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 1995, and related schedule, which reports appear or are incorporated by reference in the December 31, 1995 annual report on Form 10-K of Thomas & Betts Corporation.




KPMG Peat Marwick LLP


Memphis, Tennessee
March 22, 1996

                                    EX23-1